Exhibit 10.4

[FORM OF] RESTRICTED STOCK AWARD AGREEMENT

(this “Agreement”)

Pursuant to the B&G Foods Omnibus Incentive Compensation Plan

B&G Foods, Inc. (“B&G Foods” or the “Company”) hereby grants to you an Award of Restricted Stock (the “Restricted Stock Award”) with respect to the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the B&G Foods Omnibus Incentive Compensation Plan (as amended, supplemented or otherwise modified from time to time, the “Plan”) and subject to the terms and conditions set forth below.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Plan.

1.          General Grant Information.

(a)         Date of Grant:  [_______].

(b)         Number of Shares:  [_______].

(c)         Vesting:  The Restricted Stock Award is subject to forfeiture upon termination of your employment as more fully described in Section 2 below. The Restricted Stock Award will vest and no longer be subject to forfeiture according to the following schedule, subject to your continued employment, except as provided in Section 2 and Section 3 hereof:

Vesting Date	Shares of Common Stock
[_________]	[_____]
[_________]	[_____]
[_________]	[_____]

The period over which the Restricted Stock Vests is referred to as the “Restricted Period.”

2.          Effect of Termination of Employment.  If your employment with B&G Foods ends during the Restricted Period on account of your Separation from Service (i) due to your termination by the Company without Cause, or (ii) because of your death or Disability, then [100]% of the then unvested Restricted Stock shall vest as of the date of your Separation from Service.

3.          Effect of Change of Control.  If a Change in Control should occur during the Restricted Period, then [100]% of the then unvested Restricted Stock shall vest as of the date of the Change in Control.

4.          Other Conditions of Plan Apply.  This Restricted Stock Award is subject to all of the terms and conditions of the Plan, including but not limited to the provisions relieving the Company of any obligation to issue shares of Common Stock until all applicable securities laws have been complied with.  Any inconsistency between this Agreement and the Plan will be resolved in favor of the Plan.  The Plan is administered and interpreted by the Committee, whose determinations are final and binding on all persons concerned.

5.          Taxes and Tax Withholding.  Upon vesting of the Restricted Stock, you will have taxable income in the amount of the fair market value of any shares of Common Stock at the time such Common Stock vests.  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other taxes or tax-related withholding (“Tax-Related Items”), the ultimate

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liability for all Tax-Related Items is and remains your responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or payment of Common Shares in respect of, this Restricted Stock Award or the subsequent sale of any shares of Common Stock acquired; and (b) does not commit to structure this Restricted Stock Award to reduce or eliminate your liability for Tax-Related Items.  B&G Foods will withhold an amount of shares of Common Stock otherwise issuable or deliverable to you sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.  B&G Foods will satisfy such tax requirements by withholding shares of Common Stock with a sufficient dollar value (based on the price of shares of Common Stock at the time of the withholding), provided that the dollar value of the stock withheld may not exceed minimum statutory withholding requirements.

6.          No Employment Contract.  This Agreement is not an employment contract, and it does not create or evidence any right to continued employment by B&G Foods.  Unless you have a separate, specific agreement, in writing, expressly on the subject, you remain employed at will, which means that either you or B&G Foods can terminate your employment at any time.

7.          No Guarantee of Future Awards.  The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with the Company.

8.          Rights as Stockholder; Dividends.

(a)         Record Ownership; Dividends.  Commencing on the Date of Grant specified in Section 1(a) above, you will be the record owner of the Restricted Stock until the shares of Common Stock are sold, forfeited or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.

(b)         Book Entry.  The Company will evidence your interest by using a restricted book entry account with the Company’s transfer agent.

(c)         Effect of Forfeiture.  If you forfeit any rights you have under this Agreement, whether pursuant to Sections 1(c) or 9 or otherwise, you shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends or any other distributions with respect to such shares.

9.          Transfer Restrictions; Legend.

(a)         Transfer Restrictions of Restricted Stock.  During the Restricted Period, the Restricted Stock is subject to the limits of transferability set forth in Section 21 of the Plan and you may not sell, give or otherwise transfer any interest in the Restricted Stock granted to you under this Agreement, other than by will or by the laws of descent and distribution.  Upon any such attempt by you or your successor in interest after your death, the Restricted Stock granted to you under this Agreement may immediately become null and void and of no further validity, at the discretion of the Committee.

(b)         Transfer Restrictions on Common Stock After Vesting.  After vesting, you must retain ownership of the shares of Common Stock (net of shares withheld for taxes, if shares are withheld to pay applicable taxes) until your Separation of Service from the Company.

(c)         Legend.  To the extent applicable, all book entries (or certificates, if any) representing the Common Stock delivered to you shall be subject to the rules, regulations, and other

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requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock is listed, and any applicable Federal or state laws, and the Committee may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 9(a) and (b) above.

10.        Governing Law.  To the extent that federal laws do not otherwise control, the validity and construction of this Agreement shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

11.        Electronic Delivery and Acceptance. You hereby consent and agree to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents. You hereby consent to any and all procedures that the Company has established or may establish for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), and agree that your electronic signature is the same as, and shall have the same force and effect as, your manual signature.  You hereby consent and agree that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

12.        Data Privacy. You hereby acknowledge and consent to the collection, use, processing and transfer of personal information and data as described in this Section 12.  You are not obliged to consent to such collection, use, processing and transfer of personal information and data.  However, failure to provide the consent may affect your ability to participate in the Plan.  The Company holds certain personal information and data about you, that may include, without limitation, your name, home address and telephone number, date of birth, social security number or other employee identification number, salary grade, hire data, salary, nationality, job title, any shares of Common Stock, or details of all options, performance shares, restricted stock units or any other equity-based grants awarded, canceled, purchased, vested, or unvested, for the purpose of managing and administering the Plan (“Data”).  The Company and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located throughout the world, including the United States.  You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on your behalf to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired pursuant to the Plan.  You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect your ability to participate in the Plan.

13.        Acceptance; Counterparts.  This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument.  By pressing “I accept” you agree to accept the Restricted Stock Award, and will be deemed to have executed this Agreement.

B&G FOODS, INC.		YOU

By:
	Name:	You will be deemed to have executed this
	Title:	Agreement by clicking “I accept”